Exhibit 3.1

RESTATED ARTICLES OF INCORPORATION

OF

SOUTHWEST AIRLINES CO.

ARTICLE ONE

Southwest Airlines Co., pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, hereby adopts Restated Articles of Incorporation which accurately copy the Articles of Incorporation and all amendments thereto that are in effect to date and such Restated Articles of Incorporation contain no change in any provision thereof.

ARTICLE TWO

The Restated Articles of Incorporation were adopted by resolution of the board of directors of the corporation on the 1st day of February, 1994.

ARTICLE THREE

The Articles of Incorporation and all amendments and supplements thereto are hereby superseded by the following restated Articles of Incorporation which accurately copy the entire text thereof:

ARTICLES OF INCORPORATION

OF

SOUTHWEST AIRLINES CO.

We, the undersigned natural persons of the age of twenty-one years of more, all of whom are citizens of the State of Texas, acting as incorporators of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:

ARTICLE ONE

The name of the corporation is Southwest Airlines Co.

ARTICLE TWO

The period of its duration is perpetual.

ARTICLE THREE

The purposes for which the corporation is organized are:

To deal generally in airplanes and flying machines of any and all types whatsoever, of every name and nature, whether of domestic or foreign make; to carry for hire passengers and freight in said machines, on special trips, or as common carriers on regularly established routes; to maintain facilities for the repair, overhauling, supply and testing of said machines; and to manufacturer, buy, sell, lease and otherwise deal in and with personal property of all kinds and description, including, but not limited to any and all machinery, parts, supplies and equipment necessary or incidental to carrying on the general business of the corporation.

ARTICLE FOUR

The aggregate number of shares which the corporation shall have authority to issue is five hundred million (500,000,000) shares of Common Stock of the par value of One Dollar ($1) each.

No holder of any class of shares of the corporation, whether now or hereafter authorized, shall have any pre-emptive rights or preferential rights of subscription to any shares of any class of the corporation, whether now or hereafter authorized, or to any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of the corporation, issued, optioned or sold by it at any time. All or any of its shares and the notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of the corporation authorized by these articles of incorporation or by any amended articles of incorporation duly filed, may at any time be issued, optioned for sale, and sold or disposed of by the corporation pursuant to resolution of its board of directors to such persons and upon such terms as may to such board seem proper without first offering such shares or securities or any part thereof to existing shareholders.

At each election for directors every shareholder entitled to vote at such election shall have the right to vote, either in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, and cumulative voting for directors is expressly prohibited.

ARTICLE FIVE

The corporation will not commence business until it has received for the issuance of its shares consideration of the value of at least One Thousand Dollars ($1,000) consisting of money, labor done, or property actually received.

ARTICLE SIX

The address, including street and number, of its registered office is 2702 Love Field Drive, Dallas, Texas 75235, and the name of its registered agent is Herbert D. Kelleher.

ARTICLE SEVEN

The Board of Directors consists of eight persons. The names and addresses of the persons who are directors are:

Name	Address

Herbert D. Kelleher	2702 Love Field Drive
Dallas, Texas 75235-1611

Samuel E. Barshop	2702 Love Field Drive
Dallas, Texas 75235-1611

Gene H. Bishop	2702 Love Field Drive
Dallas, Texas 75235-1611

William P. Hobby, Jr.	2702 Love Field Drive
Dallas, Texas 75235-1611

Travis C. Johnson, Esq.	2702 Love Field Drive
Dallas, Texas 75235-1611

Rollin W. King	2702 Love Field Drive
Dallas, Texas 75235-1611

Walter M. Mischer, Sr.	2702 Love Field Drive
Dallas, Texas 75235-1611

June M. Morris	2702 Love Field Drive
Dallas, Texas 75235-1611

ARTICLE EIGHT

[Intentionally Omitted]

ARTICLE NINE

(1) Except as set forth in Section (2) of this Article Nine:

(a) any merger or consolidation of the Corporation or any of its subsidiaries with or into any other corporation, or

(b) any sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Corporation or any of its subsidiaries to or with any other corporation, person or other entity, or

(c) any sale, lease, exchange or other disposition to the Corporation or any of its subsidiaries of any assets, cash, securities or other property of any other corporation, person or other entity in exchange for securities of the Corporation or any of its subsidiaries, shall require the affirmative vote of the holders of shares representing (i) at least eighty percent (80%) of all classes of stock of the Corporation entitled to vote in the election of directors, considered for the purposes of this Article Nine as one class, and (ii) at least a majority of all such classes of stock of the Corporation, considered for the purposes of this Article Nine as one class, which are not beneficially owned, directly or indirectly, by such other corporation, person or other entity, if as of the record date for the determination of shareholders entitled to notice thereof and to vote thereon, such other corporation, person or other entity is the beneficial owner, directly or indirectly, of shares possessing ten percent (10%) or more of the votes of the outstanding shares of stock of the Corporation entitled to vote in the election of directors considered for the purposes of this Article Nine as one class. Such affirmative vote, as provided in their Article Nine, shall be in lieu of any lesser vote of the holders of the stock of the Corporation otherwise provided by law or any agreement or contract to which the Corporation is a party, and shall be in addition to any class vote to which any class of stock of the Corporation may be entitled.

(2) The provisions of this Article Nine shall not apply to any transaction described in clauses (a), (b) or (c) of Section (1) of this Article Nine if:

(a) The Board of Directors of the Corporation shall have approved such transaction prior to the time that such corporation, person or other entity became the beneficial owner, directly or indirectly, of shares possessing ten percent (10%) or more of the votes of all the outstanding shares of stock of the Corporation entitled to vote in the election of directors, or

(b) A majority of the outstanding shares of stock of such other corporation is owned of record or beneficially, directly or indirectly, by the Corporation or its subsidiaries.

(3) For the purpose of this Article Nine, and without limiting the definition of “beneficial owner” or “beneficially own”, any corporation, person or other entity shall be deemed to be the “beneficial owner” of or to “beneficially own” any share of stock of the Corporation (a) on which it has the right to acquire either immediately or at some future date pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, or (b) which is “beneficially owned,” directly or indirectly (including shares deemed owned through application of the foregoing clause (a) of this Section (3)), by any other corporation, person or other entity either with which it or its “affiliate” or “associate” has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of the Corporation, or which is its “affiliate” or “associate” as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect from time to time or any successor provision. Also for purposes of this Article Nine, the “outstanding” shares of any class of stock of the Corporation shall include shares deemed owned through application of the foregoing clauses (a) and (b) of this Section (3), but shall not include any other shares which may be issuable either immediately or at some future date pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise; and the term “substantially all of the property and assets of the Corporation or any of its subsidiaries” shall mean those properties and assets involved in any single transaction or series of related transactions having an aggregate fair market value of more than a majority of the total consolidated assets of the Corporation and its subsidiaries.

The Board of Directors of the Corporation shall have the power and duty to determine for the purposes of this Article Nine, on the basis of information known to the Corporation, whether (i) any corporation, person or other entity “beneficially owns”, directly or indirectly, ten percent (10%) or more of the shares of stock of the Corporation entitled to vote in the election of directors, and (ii) any corporation, person or other entity is an “affiliate” or “associate” of another. Any such determination made in good faith shall be conclusive and binding for all purposes of this Article Nine.

(4) No amendment to the Articles of Incorporation of the Corporation shall amend, alter, change or repeal any of the provisions of this Article Nine unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote of eighty percent (80%) of all classes of stock of the Corporation entitled to vote in the election of directors, considered for the purposes of this Article Nine as one class.

(5) Nothing contained in this Article Nine shall be construed to relieve any such beneficial owners of shares of the Corporation from any fiduciary obligation imposed by law.

ARTICLE TEN

A director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director’s capacity as a director, except that this Article Ten shall not eliminate or limit the liability of a director for:

(1) a breach of a director’s duty of loyalty to the corporation or its shareholders;

(2) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law;

(3) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office;

(4) an act or omission for which the liability of a director is expressly provided by statute; or

(5) an act related to an unlawful stock repurchase or payment of a dividend.

Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

DATED this 1st day of February, 1994.

SOUTHWEST AIRLINES CO.

By:	/s/ Herbert D. Kelleher
HERBERT D. KELLEHER, President

ARTICLES OF AMENDMENT TO THE

ARTICLES OF INCORPORATION OF

SOUTHWEST AIRLINES CO.

ARTICLE ONE

Southwest Airlines Co. (the “Corporation”), pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, hereby adopts these Articles of Amendment to its Articles of Incorporation.

ARTICLE TWO

ARTICLE FOUR is amended by the deletion in its entirety of the first paragraph thereof, and by inserting in lieu thereof the following paragraph:

The aggregate number of shares which the corporation shall have authority to issue is Six Hundred Eighty Million (680,000,000) shares of Common Stock of the par value of One Dollar ($1) each.

ARTICLE THREE

The amendment made by these Articles of Amendment was duly adopted by the shareholders of the Corporation on May 16, 1996.

ARTICLE FOUR

The number of shares outstanding on the record date for such shareholders meeting was 144,547,692 and the number of shares entitled to vote on such amendment was 144,547,692. 113,039,223 shares were voted for the amendment and 7,904,058 shares were voted against the amendment.

IN WITNESS THEREOF, the Corporation has caused these Articles of Amendment to be executed this 16 day of May, 1996.

SOUTHWEST AIRLINES CO.

By:	/s/ Gary C. Kelly
Gary C. Kelly, Vice President and Chief Financial Officer

ARTICLES OF AMENDMENT TO THE

ARTICLES OF INCORPORATION OF

SOUTHWEST AIRLINES CO.

ARTICLE ONE

Southwest Airlines Co. (the “Corporation”), pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, hereby adopts these Articles of Amendment to its Articles of Incorporation.

ARTICLE TWO

ARTICLE FOUR is amended by the deletion in its entirety of the first paragraph thereof, and by inserting in lieu thereof the following paragraph:

The aggregate number of shares which the corporation shall have authority to issue is Eight Hundred Fifty Million (850,000,000) shares of Common Stock of the par value of One Dollar ($1) each.

ARTICLE THREE

The amendment made by these Articles of Amendment was duly adopted by the shareholders of the Corporation on May 21, 1998.

ARTICLE FOUR

The number of shares outstanding on the record date for such shareholders meeting was 222,939,506 and the number of shares entitled to vote on such amendment was 222,939,506. 181,570,394 shares were voted for the amendment and 17,617,554 shares were voted against the amendment.

IN WITNESS THEREOF, the Corporation has caused these Articles of Amendment to be executed this 21 day of May, 1998.

SOUTHWEST AIRLINES CO.

By:	/s/ Gary C. Kelly
Gary C. Kelly, Vice President and Chief Financial Officer

ARTICLES OF AMENDMENT TO THE

ARTICLES OF INCORPORATION OF

SOUTHWEST AIRLINES CO.

ARTICLE ONE

Southwest Airlines Co. (the “Corporation”), pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, hereby adopts these Articles of Amendment to its Articles of Incorporation.

ARTICLE TWO

ARTICLE FOUR is amended by the deletion in its entirety of the first paragraph thereof, and by inserting in lieu thereof the following paragraph:

The aggregate number of shares which the corporation shall have authority to issue is One Billion Three Hundred Million 1,300,000,000) shares of Common Stock of the par value of One Dollar ($1) each.

ARTICLE THREE

The amendment made by these Articles of Amendment was duly adopted by the shareholders of the Corporation on May 20, 1999.

ARTICLE FOUR

The number of shares outstanding on the record date for such shareholders meeting was 335,088,168 and the number of shares entitled to vote on such amendment was 335,088,168. 260,796,788 shares were voted for the amendment and 31,216,948 shares were voted against the amendment.

IN WITNESS THEREOF, the Corporation has caused these Articles of Amendment to be executed this 25 day of May, 1999.

SOUTHWEST AIRLINES CO.

By:	/s/ Gary C. Kelly
Gary C. Kelly, Vice President and Chief Financial Officer

ARTICLES OF AMENDMENT TO THE

ARTICLES OF INCORPORATION OF

SOUTHWEST AIRLINES CO.

ARTICLE ONE

Southwest Airlines Co. (the “Corporation”), pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, hereby adopts these Articles of Amendment to its Articles of Incorporation.

ARTICLE TWO

ARTICLE FOUR is amended by deleting in its entirety the first paragraph thereof, and by inserting in lieu thereof the following paragraph:

The aggregate number of shares which the corporation shall have authority to issue is Two Billion (2,000,000,000) shares of Common Stock of the par value of One Dollar ($1.00) each.

ARTICLE THREE

The amendment made by these Articles of Amendment was duly adopted by the shareholders of the Corporation on May 16, 2001.

ARTICLE FOUR

The number of shares outstanding on the record date for such shareholders meeting was 760,921,306 and the number of shares entitled to vote on such amendment was 760,921,306. A total of 610,752,557 shares were voted for the amendment and 48,303,507 shares were voted against the amendment.

IN WITNESS THEREOF, the Corporation has caused these Articles of Amendment to be executed this 21st day of May, 2001.

SOUTHWEST AIRLINES CO.

By:	/s/ Gary C. Kelly
Gary C. Kelly, Vice President-Finance and Chief Financial Officer

ARTICLES OF AMENDMENT TO THE

ARTICLES OF INCORPORATION OF

SOUTHWEST AIRLINES CO.

ARTICLE ONE

Southwest Airlines Co., a Texas corporation (the “Corporation”), pursuant to the provisions of the Texas Business Corporation Act, hereby adopts these Articles of Amendment to its Articles of Incorporation.

ARTICLE TWO

ARTICLE NINE is hereby deleted in its entirety and replaced with the following:

“[Intentionally Omitted]”

ARTICLE THREE

The amendment made by these Articles of Amendment was duly adopted by the Shareholders of the Corporation on May 16, 2007.

ARTICLE FOUR

The number of shares outstanding on the record date for such Shareholders meeting was and the number of shares entitled to vote on such amendment was 783,176,304. A total of 660,613,271 shares were voted for the amendment and 6,160,895 shares were voted against the amendment. These Articles of Amendment have been approved in the manner required by the Texas Business Corporation Act and the constituent documents of the Corporation.

IN WITNESS THEREOF, the Corporation has caused these Articles of Amendment to be executed this 29th day of May, 2007.

SOUTHWEST AIRLINES CO.

By:	/s/ Laura H. Wright
Laura H. Wright, Senior Vice President-Finance and Chief Financial Officer